UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. 1 )

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Hartman Commercial Properties REIT
(Name of Registrant as Specified In Its Charter)

N/A
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HARTMAN COMMERCIAL PROPERTIES REIT
1450 West Sam Houston Parkway North
Suite 100
Houston, Texas 77043
May 1, 2006

To the Shareholders of Hartman Commercial Properties REIT:

You are cordially invited to attend the 2006 annual meeting of shareholders of Hartman Commercial Properties REIT, a Maryland real estate investment trust (the “Company”), to be held on June 2, 2006, at 3:00 p.m. local time at the Westheimer Central Plaza, 11200 Westheimer, Suite 205, Houston, Texas 77042.

The formal business to be conducted at the meeting is described in the notice that follows this letter. At the annual meeting of shareholders you will be asked to elect five individuals to serve on the Company’s Board of Trustees until the next annual meeting of shareholders and until their successors are duly elected and qualified.

We will be available to answer your questions during the meeting and afterward.

Our Board of Trustees (the “Board”) recommends that you vote in favor of all of the nominees for election to our Board at the annual meeting. The accompanying proxy statement provides detailed information about the nominees for election to our Board.

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the annual meeting, even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

I look forward to seeing you on June 2, 2006, at 3:00 p.m.

Sincerely, HARTMAN COMMERCIAL PROPERTIES REIT Allen R. Hartman Chairman of the Board, President and Corporate Secretary

HARTMAN COMMERCIAL PROPERTIES REIT
1450 West Sam Houston Parkway North
Suite 100
Houston, Texas 77043

May 1, 2006

Notice of Annual Meeting of Shareholders

To Be Held on June 2, 2006, at 3:00 p.m.

The annual meeting of shareholders of Hartman Commercial Properties REIT (the “Company”) will be held at Westheimer Central Plaza, 11200 Westheimer, Suite 205, Houston, Texas 77042, on June 2, 2006, at 3:00 p.m. local time, for the following purposes:

1.    To elect five individuals to serve on the Board of Trustees until the next annual meeting of shareholders and until their successors are duly elected and qualified.

2.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Shareholders who owned common shares of beneficial interest at the close of business on April 1, 2006 are entitled to notice of, and to vote at, the meeting.

Our 2005 Annual Report on Form 10-K, which is not a part of the proxy soliciting material, is enclosed.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares by proxy as soon as possible.

By Order of the Board of Trustees Allen R. Hartman Chairman of the Board, President and Corporate Secretary

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the annual meeting, even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

HARTMAN COMMERCIAL PROPERTIES REIT
1450 West Sam Houston Parkway North
Suite 100
Houston, Texas 77043

PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

SOLICITATION AND VOTING

General

This proxy statement and the enclosed proxy card are furnished on behalf of the Board of Trustees (the “Board”) of Hartman Commercial Properties REIT, a Maryland real estate investment trust, (referred to herein as the “Company,” “we,” “us” and “our”) for use at the 2006 annual meeting of shareholders (the “Annual Meeting”), to be held at Westheimer Central Plaza, 11200 Westheimer, Suite 205, Houston, Texas, on June 2, 2006, at 3:00 p.m., central daylight time.

At the Annual Meeting you will be asked to elect five individuals to serve on the Company’s Board until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Our principal executive offices are located at 1450 West Sam Houston Parkway N., Suite 100, Houston, Texas 77043. Our principal executive office telephone number is (713) 467-2222 and our fax number is (713) 973-8912.

Mailing of the Proxy Materials

These proxy solicitation materials, together with an accompanying copy of the Company’s 2005 Annual Report on Form 10-K, are being sent or given to all shareholders entitled to vote at the Annual Meeting by mail, commencing on or about May 1, 2006.

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary, 1450 West Sam Houston Parkway N., Suite 100, Houston, Texas 77043.

Record Date and Shares Outstanding

Shareholders who owned our common shares of beneficial interest at the close of business on April 1, 2006, referred to in this proxy statement as the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on April 1, 2006, we had 9,476,788 common shares of beneficial interest issued and outstanding. Each common share of beneficial interest is entitled to one vote.

Revoking Your Proxy

You may revoke your proxy at any time prior to the date of the Annual Meeting by: (1) submitting a later-dated proxy card, (2) attending the Annual Meeting and notifying the election officials at the meeting that you wish to revoke your proxy and vote in person, or (3) delivering instructions to the attention of the Corporate Secretary at the Company’s principal executive office, 1450 West Sam Houston Parkway N., Suite 100, Houston, Texas 77043. Any notice of revocation sent to us must include the shareholder’s name and must be received prior to the meeting to be effective. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How Your Proxy Will Be Voted

All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•	FOR the election of all of the following nominees to the Company’s Board: Allen R. Hartman, Terry L. Henderson, Jack L. Mahaffey, Chris A. Minton, and Chand Vyas.

In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board. We have not received notice of any other matters that may properly be presented at the Annual Meeting. If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening (within 11 months from the date of this proxy statement) of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

Quorum

Each common share of beneficial interest outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. A quorum, which is fifty percent (50%) of the outstanding shares as of the record date, or 4,738,394 shares, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card. Votes against the proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite number of voting shares has been obtained.

Voting

Tabulation/Required Vote

If a quorum is present, the vote of a majority of the shares represented at the Annual Meeting in person or by proxy is required for the election of the trustees. Withheld votes will have the same effect as a vote against the respective nominee.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as inspectors of election for the meeting. Broker non-votes (which are explained below) and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum.

Abstentions and Broker Non-Votes

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares with respect to which abstentions and broker “non-votes” are recorded, as well as shares as to which proxy authority has been withheld with respect to any matter, will be counted for purposes of determining whether a quorum is present at the meeting. With respect to the election of trustees, abstentions and broker “non-votes” will have the same effect as a vote against the nominee.

Solicitation of Proxies

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of Annual Meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers.

PROPOSAL NO. 1

ELECTION OF TRUSTEES

The Board currently consists of five members, three of whom (Jack L. Mahaffey, Chris A. Minton, and Chand Vyas) are “independent” as that term is defined under the Nasdaq listing standards, and such trustees are also “independent” as that term is defined in the Company’s Amended and Restated Declaration of Trust (the “Declaration of Trust”). The Board has proposed the following nominees for election as trustees, each to serve for a term ending at the 2007 Annual Meeting of Shareholders: Allen R. Hartman, Terry L. Henderson, Jack L. Mahaffey, Chris A. Minton and Chand Vyas. Each nominee elected as a trustee will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement. The persons named in the enclosed proxy intend to vote the proxy for the election of each of these five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

Each nominee named below was elected trustee at the 2005 Annual Meeting, and each has consented to serve as a trustee if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of trustees serving on the Board.

The principal occupation and certain other information about the nominees are set forth below.

The Board unanimously recommends a vote FOR the election of these nominees as trustees.

Allen R. Hartman, age 54, has been our president, secretary and chairman of our Board since our formation in 1998. He is also the sole limited partner of our advisor and property manager, Hartman Management, L.P. (the “Management Company”), as well as the president, secretary, sole trustee and sole shareholder of the general partner of the Management Company. Since 1984, Mr. Hartman, as an individual general partner, has been the sponsor of 17 private limited and general partnerships that have invested in commercial real estate in Houston, San Antonio and Dallas, Texas. Mr. Hartman has over 30 years of experience in the commercial real estate industry. From 1978 to 1983, Mr. Hartman owned and operated residential rental properties. From 1972 to 1978, Mr. Hartman worked as an independent contractor in the real estate construction industry. In 1978, Mr. Hartman formed Hartman Investment Properties (a Texas sole proprietorship) to develop, acquire, manage, and lease commercial real estate ventures.

Terry L. Henderson, age 55, has been our Chief Financial Officer and a member of our Board since April 27, 2005. Mr. Henderson has been the Chief Financial Officer of the Management Company since 2003. Mr. Henderson is a Certified Public Accountant and a member of various professional CPA organizations. He holds a Bachelor of Business Administration in Accounting from Texas Tech University. Prior to joining the Management Company, Mr. Henderson was the Chief Financial Officer for Senterra Real Estate Group in Houston, Texas from 1990 to 2003.

Chand Vyas, age 61, has been a member of our Board since 2002. Mr. Vyas is the Founder, Chairman and Chief Executive Officer of Mobile Armor, a leading provider of next generation Enterprise Mobile Data Security (EMDS) headquartered in Saint Louis, Missouri. From 1982 until 1998, Mr. Vyas served in various senior management roles including the Chief Executive officer of Ziegler Coal Holding Company, where he led a buyout of Ziegler from its parent company, Houston Natural gas, in 1985. In subsequent years, under Mr. Vyas’ leadership, Ziegler grew substantially through acquisitions, including the purchase of Old Ben Coal from British Petroleum, as well as Shell Mining Company from Shell Oil. Ziegler Coal Holding Company went public in 1994 with the largest initial public offering underwritten during that year’s third quarter. Mr. Vyas has been featured in many local and national publications including Barrons, Forbes and The Chief Executive magazine. He has been a speaker on local and national television channels and has been a speaker at the conference of the New York Society of Analysts.

Jack L. Mahaffey, age 74, has been a member of our Board since 2000. Mr. Mahaffey served as the President of Shell Mining Co. from 1984 until 1991. Since his retirement in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey graduated from Ohio State University with a B.S. and M.S. in Petroleum Engineering and served in the United States Air Force. He is a former board member of the National Coal Association and the National Coal Council.

Chris A. Minton, age 69, has been a member of our Board since 2000. Mr. Minton was employed by Lockheed Martin for 35 years and was Vice-President of Lockheed’s Technology Services Group from 1993 until 1995. While employed at Lockheed, he supervised the business operations of six operating companies that employed over 30,000 people. Since his retirement from Lockheed in 1995, Mr. Minton has managed his personal investments and served as a consultant to a privately held aircraft mechanics school and to a Lockheed Martin subsidiary company. Mr. Minton graduated from Villanova University with a Bachelors Degree, and he is a licensed CPA (retired status) in the State of Texas. He has been awarded the Gold Knight of Management award for achievements as a professional manager by the National Management Association.

CORPORATE GOVERNANCE

Board Meetings and Committees

During the fiscal year ended December 31, 2005, the Board met 4 times. All of the Company’s trustees attended at least 75% of the aggregate number of Board meetings and the meetings of each committee of the Board on which they served. Our independent trustees also meet regularly without non-independent trustees and management present. All trustees are invited and encouraged to attend the Annual Meeting. In general, all trustees attend the Annual Meeting unless they are unable to do so due to unavoidable commitments or intervening events. All of the incumbent trustees attended the 2005 Annual Meeting.

Our entire Board considers all major decisions concerning our business, including any property acquisitions. Our Board has also established committees so that certain functions can be addressed in more depth than may be possible at a full Board meeting. The Board has established the permanent committees described below, each composed solely of independent trustees:

Audit Committee. The Audit Committee consists of Chris A. Minton, Jack L. Mahaffey and Chand Vyas. Our Board has determined that Chris A. Minton, chairman and a certified public accountant, is an “audit committee financial expert,” as defined by the rules of the SEC. The Audit Committee’s primary functions are to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, overseeing and evaluating the system of internal controls which management has established, and supervising the audit and financial reporting process (including direct responsibility for the appointment, compensation and oversight of the independent registered public accounting firm engaged to perform the annual audit and quarterly reviews with respect to the Company’s financial statements). The Audit Committee has adopted a written charter approved by the Board, which can be found on our website at www.hartmanmgmt.com. The information contained on our web site is not, and should not be considered to be, a part of this proxy statement. Each of the members of the Audit Committee satisfies the independence requirements of the Nasdaq listing standards and applicable SEC rules, and such members are also “independent” as that term is defined in the Company’s Declaration of Trust. During the fiscal year ended December 31, 2005, the Audit Committee met 4 times.

Nominating and Corporate Governance Committee.  In November 2005, the Board established a Nominating and Corporate Governance Committee to, among other things, identify individuals qualified to be trustees. Prior to the establishment of the Committee, the full Board fulfilled the responsibilities described below. In addition to identifying trustee nominees, the Nominating and Corporate Governance Committee monitors the implementation of corporate governance guidelines and oversees the evaluation of the Board and management of the Company. The current Nominating and Corporate Governance Committee members are Chris Minton, Jack L. Mahaffey and Chand Vyas, with Mr. Vyas serving as chairman. Each of the members of the Nominating and Corporate Governance Committee is “independent” as determined under the Nasdaq listing standards and applicable SEC rules, and under the independence standards prescribed by the Company’s Declaration of Trust. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board, which can be found on our website at www.hartmanmgmt.com. Due to its recent formation, the Nominating and Corporate Governance Committee did not meet during 2005, but will assume its responsibilities for the 2006 fiscal year.

In addition to the factors considered by the Nominating and Corporate Governance Committee as described below, the Company’s Declaration of Trust requires that each trustee have relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company, including but not limited to relevant real estate experience. Once our Nominating and Corporate Governance Committee has identified a possible nominee (whether through a recommendation from a shareholder or otherwise), it makes an initial determination as to whether to conduct a full evaluation of the candidate. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, expand the size of the Board or obtain representation in market areas without Board representation and the likelihood that the candidate can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, the Board may gather additional information about the candidate’s background, qualifications and experience, as well as willingness to serve. The Nominating and Corporate Governance Committee then evaluates such qualifications of the prospective nominee, including but not limited to achievement, relevant experience, independence and integrity. In connection with this evaluation, the Committee may interview the candidate in person or by telephone. After completing its evaluation, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. To date, the Committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Compensation Committee. In November 2005, the Board established a Compensation Committee to, among other things, review and approve annually the corporate goals and objectives relevant to the chief executive officer of the Company, other officers of the Company, and the Board and to evaluate performance in light of these goals and objectives. The Compensation Committee also recommends the compensation levels (including salary and awards of long-term incentive compensation, pursuant to both cash incentive plans and stock-based plans) for the chief executive officer, all other officers and the Board. The current Compensation Committee members are Chris Minton, Jack L. Mahaffey and Chand Vyas, with Mr. Mahaffey serving as chairman. Each of the members of the Compensation Committee is “independent” as determined under the Nasdaq listing standards and applicable SEC rules, and under the independence standards prescribed by the Company’s Declaration of Trust. Due to its recent formation, the Compensation Committee did not meet during 2005, but will assume its responsibilities for the 2006 fiscal year.

Conflicts Committee. The Conflicts Committee consists of Jack L. Mahaffey and Chand Vyas. The Conflicts Committee’s primary functions are to review specific matters that the Board believes may involve conflicts of interest. The Conflicts Committee also determines if the resolution of the conflict of interest is fair and reasonable to us. Each of the members of the Conflicts Committee is “independent” as determined under the Nasdaq listing standards and the independence standards prescribed by the Company’s Declaration of Trust. During 2005, the Conflicts Committee met 4 times.

Code of Ethics

Our Board has adopted a Code of Business Conduct Policy that is applicable to all members of our Board, our executive officers and our employees. We have posted the policy on our website, at www.hartmanmgmt.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.

Communication with the Board

We have established procedures for shareholders or other interested parties to communicate directly with our Board. Such parties can contact the Board by mail at: Chairperson of the Hartman Commercial Properties REIT Audit Committee, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043. The Chairman of the Audit Committee will review all communications made by this means and forward such communication to the Board or to any individual trustee to whom the communication is addressed, unless the communication is unduly hostile, threatening or similarly inappropriate, in which case the communication will be discarded.

Trustee Compensation

We pay our independent trustees an annual fee of $10,000, for attendance at Board committee meetings once per quarter and for attendance at meetings of the independent Board members, plus $1,000 for each Board meeting attended. Although we have not granted any awards under our equity compensation plans to any of our trustees, we may also grant options to purchase common shares or other incentive awards to members of the Board. All trustees are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board. Trustees who are not independent do not receive any separate compensation for services rendered as a trustee.

Executive Officers

Allen R. Hartman and Terry L. Henderson currently serve as our executive officers. Mr. Hartman currently serves as our President and Secretary, while Mr. Henderson currently serves as our Chief Financial Officer. For more information regarding Mr. Hartman and Mr. Henderson, please see their biographies above.

Executive Compensation

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are also officers of the Management Company, which conducts our operations, and our executive officers are compensated by the Management Company and its affiliates, in part, for their services to us. A description of the fees and compensation that we pay to the Management Company and its affiliates may be found in the “Certain Transactions” section below.

Equity Compensation Plan Information as of December 31, 2005

The Company has adopted an Employee and Trust Manager Incentive Share Plan (the “Incentive Share Plan”) to (i) furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving operations and increasing profits; (ii) encourage selected persons to accept or continue employment with the Company; and (iii) increase the interest of employees and Trustees in the Company’s welfare through their participation and influence on the growth in value of the common shares. The class of eligible persons that can receive grants of incentive awards under the Incentive Share Plan consists of key employees, trustees, non-employee trustees, members of the Management Company and consultants as determined by the Compensation Committee of the Board. The total number of common shares that may be issued under the Incentive Share Plan is an amount of shares equal to 5% of the outstanding shares on a fully diluted basis, not to exceed 5,000,000 shares. As of December 31, 2005, no options or awards to purchase common shares had been granted under the Incentive Share Plan.

The following shares have been authorized for issuance under Incentive Share Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	–	–	–
Equity compensation plans not approved by security holders	–	─	445,682*
Total	─	─	445,682

*Equals 5% of the outstanding shares on a fully diluted basis as of December 31, 2005, subject to a maximum of 5,000,000 shares

Compensation Committee Interlocks and Insider Participation

As of December 31, 2005, the Compensation Committee consisted of Mr. Mahaffey, as Chairman, Mr. Minton and Mr. Vyas. None of the current members of the Compensation Committee is or was an officer or employee of the Company. During 2005, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on the Company’s Board or Compensation Committee.

SHAREHOLDER PROPOSALS

Procedures for Submitting Shareholder Proposals

In the event any shareholder wishes to present a proposal at the 2007 Annual Meeting of Shareholders, the proposal must be received by the Company on or before January 1, 2007 to be considered for inclusion in the Company’s proxy materials for such meeting. Such proposal should be sent to the Company, Attention: Corporate Secretary, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043. Such proposal must comply with applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and our Bylaws. We are not required to include shareholder proposals in our proxy materials unless the conditions specified in such rule are met.

In the event any shareholder wishes to present a proposal at the 2007 Annual Meeting of Shareholders that is not intended to be considered for inclusion in the proxy statement for our 2007 Annual Meeting of Shareholders, such shareholder must have given timely notice. To be timely the proposal or nomination must be submitted in accordance with provisions of our Bylaws which currently provide that, in order for a shareholder to bring any business or nominations before the annual meeting of shareholders, certain conditions set forth in Article II, Section 12 of our Bylaws must be complied with. These conditions include, but are not limited to, delivery of notice to the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting. However, if the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the previous year’s annual meeting, notice by the shareholder must be given not earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to the date of mailing of the notice for the meeting or (ii) the tenth day following the day on which public announcement of the date of mailing of the notice for the meeting is made. Our Corporate Secretary will provide a copy of our Bylaws upon written request and without charge.

In accordance with the foregoing, if any shareholder notifies the Company after January 31, 2007 of his or her intent to present a proposal at the Company’s 2007 Annual Meeting of Shareholders, such proposal will be considered “untimely” under our Bylaws, and may be excluded from consideration at the annual meeting or, if considered, holders of proxies solicited by the Company’s Board for the annual meeting will have the right to exercise their discretionary voting authority with respect to any such proposal, without the Company having included information regarding such proposal in the Company’s proxy materials.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider for recommendation to the Board suggestions made by shareholders for individuals to be considered as potential nominees for trustee that comply with the following procedures: any such recommendation should be made in writing to Hartman Commercial Properties REIT, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas, 77043, Attention: Corporate Secretary, and must be received no later than January 1, 2007, in order to be considered for inclusion in the Company’s proxy materials for the 2007 Annual Meeting, or January 31, 2007 if not to be considered for inclusion in the Company’s proxy materials for the 2007 Annual Meeting. The recommendation must include the information specified in the Company’s Bylaws, including the following:

•	the shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner;

•	the name, age, business address and residence address of such nominee;

•	the class and number of shares of the Company which are owned beneficially and of record by such nominee; and

•
all other information regarding the nominee that would be required to be included in the Company’s proxy statement by applicable SEC rules, including the nominee’s business experience for the past five years and any other directorships held by the nominee.

The Board does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, and the Board has ratified, Pannell Kerr Forster of Texas, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Company does not expect a representative from this firm to attend the Annual Meeting and, accordingly, no such representative is expected to make any statement or to be available to respond to questions at the Annual Meeting.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Pannell Kerr Forster of Texas, P.C., our independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by Pannell Kerr Forster of Texas, P.C. for those periods:

	2005	2004
Audit Fees (1)	$168,556	$119,655
Audit-Related Fees (2)	58,384	51,298
Tax Fees (3)	40,600	26,978
All Other Fees	—	—
TOTAL FEES	$267,540	$197,931
______________________

(1)	Audit fees consisted of professional services performed in connection with the audit of our annual financial statements and review of financial statements included in our Forms 10-Q and Forms 10-K.

(2)
Audit-related fees consisted of professional services performed in connection with a review of our financial statements and other financial data, which were included in our Registration Statement on Form S-11.

(3)	Tax fees consisted principally of assistance with matters related to tax compliance, tax planning and tax advice.

The Audit Committee of the Board has considered the audit and non-audit services rendered by Pannell Kerr Forster of Texas, P.C. and has determined that the provision of these services is compatible with maintaining the independence of Pannell Kerr Forster of Texas, P.C.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that it is required to approve all services (audit and/or non-audit) to be performed by the independent registered public accounting firm to assure that the provision of such services does not impair such firm’s independence. All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees must be approved by the Audit Committee in advance. The Audit Committee will annually review and approve services that may be provided by the independent auditor during the next year and will revise the list of approved services from time to time based on subsequent determinations. The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing such auditor’s independence and that such tax services do not constitute prohibited services pursuant to the SEC and/or Nasdaq rules. The authority to approve services may be delegated by the Audit Committee to one or more of its members, but may not be delegated to management. If authority to approve services has been delegated to an Audit Committee member, any such approval of services must be reported to the Audit Committee at its next scheduled meeting. All audit and non-audit services rendered by the independent registered public accounting firm during 2005 and 2004 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 1, 2006, the amount of our common shares beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common shares, (2) our trustees, (3) our executive officers, and (4) all of our trustees and executive officers as a group. The table also shows this ownership information regarding outstanding units of Hartman REIT Operating Partnership, L.P. (the “Operating Partnership”), which are convertible into our common shares of beneficial interest on a one-for-one basis (“OP Units”). The table assumes that all outstanding OP Units have been converted into common shares. As of April 1, 2006, we had 9,474,788 common shares outstanding and 14,923,637 OP Units outstanding.

After the conclusion of the on-going best-efforts offering (the “Offering”), assuming all 10,000,000 shares offered by the prospectus to the public and all 1,000,000 shares offered under our dividend reinvestment plan are sold, 18,010,146 common shares would be outstanding. The information presented in the table below represents security ownership data as of April 1, 2006, and does not reflect any changes that may be caused by the Offering after such date.

	Number of Common Shares Beneficially Owned(1)(2)		Percent
Name of Beneficial Owner(3)	Actual	Assuming Conversion of All OP Units	Actual	Assuming Conversion of All OP Units
Allen R. Hartman(4)(5)	270,003.42	2,561,862.61	2.85%	21.77%
Terry L. Henderson	-	-	-	-
Jack L. Mahaffey	72,730.50	104,673.18	*	1.10
Chris A. Minton (6)	44,671.74	74,902.52	*	*
Chand Vyas	142,857.00	142,857.00	1.51	1.51
All trustees and executive officers as a Group (5 persons)	530,262.66	2,884,295.31	5.60	24.38%
________________

*	Less than 1.0%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. Actual amounts do not take into account OP Units held by the named person that are exchangeable for our common shares. Percentage ownership assuming conversion of OP Units assumes only the named person has converted his OP Units for our shares and does not give effect to any conversion of OP Units by any other person.

(2)	Assumes the shareholders listed do not purchase any additional shares in the Offering.

(3)	Each person listed has an address in care of Hartman Commercial Properties REIT, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043.

(4)
Includes Hartman Partnership, L.P. (198,935.515 common shares and 489,183.74 OP Units), Hartman Partnership XII, L.P. (70,597.63 OP Units) and Hartman Partnership XV, LLC (47.14 OP Units), all entities controlled by Mr. Hartman.

(5)
Includes 1,231,393.58 OP Units owned by Houston R.E. Income Properties XIV, LP. Mr. Hartman does not own any limited partner interests in this partnership, however, Mr. Hartman owns 100% of the equity of the general partner of this partnership. As a result, Mr. Hartman may be deemed to be the beneficial owner of the securities held by this partnership. Mr. Hartman disclaims beneficial ownership of these OP Units and, for the purposes of this table, all common shares into which such OP Units are convertible.

(6)
Includes 41,356.74 common shares and 30,230.78 OP Units owned by Mr. Minton’s wife for which Mr. Minton shares voting and dispositive power, and 3,315 common shares owned by Minton Enterprises, Inc., an entity controlled by Mr. Minton.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by Section 16(a) of the Securities Exchange Act of 1934, the Company’s trustees and executive officers, and persons that beneficially own more than 10% of the Company’s common shares, are required to report periodically their ownership of the Company’s common shares and any changes in ownership to the Securities and Exchange Commission.  Officers, trustees and greater than 10% shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file.  Based solely on a review of Forms 3, 4, and 5 and any representations made to the Company, it appears that all such required reports for these persons were filed in a timely fashion during the 2005 fiscal year.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549; the SEC’s regional offices located at 233 Broadway, Suite 1300, New York, New York 10279; and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Copies of materials that we have filed with the SEC also may be accessed through the Investor Relations section of our Internet web site at http://www.hartmanmgmt.com. The information contained on our website is not, and should not be considered to be, a part of this proxy statement.

Copies of this proxy statement and our most recent annual and quarterly reports filed with the SEC on Form 10-K and Form 10-Q, respectively, also are available to shareholders at no charge upon request directed as follows:

Hartman Commercial Properties REIT Attention: Allen R. Hartman, Corporate Secretary 1450 West Sam Houston Parkway N., Suite 100 Houston, Texas 77043

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and Pannell Kerr Forster of Texas, P.C., the Company’s independent registered public accounting firm (“PKF”), regarding the fair and complete presentation of the Company’s results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PKF. The Audit Committee discussed with PKF matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with PKF its independence from the Company and the Company’s management, including the matters in the written disclosures and letter which the Audit Committee has received from PKF in accordance with the requirements of the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also has considered whether PKF’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PKF is independent from the Company and the Company’s management.

The Audit Committee discussed with PKF the overall scope and plans for its audit. The Audit Committee meets with PKF, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with PKF certain matters involving the operation of the Company’s internal controls that PKF considers to be two material weaknesses. The Audit Committee and management are in the process of implementing changes to respond to these matters as well as evaluating, documenting and testing the Company’s internal controls in anticipation of the Company’s required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has recommended that the Company engage an external consultant to assist management in establishing and maintaining adequate controls and remediating the identified material weaknesses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Audit Committee has selected, and the Board has ratified, the selection of the Company’s independent registered public accounting firm. The following independent trustees, who constitute the Audit Committee, provide the foregoing report.

Chris A. Minton Jack L. Mahaffey Chand Vyas

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

BOARD OF TRUSTEES’ REPORT ON EXECUTIVE COMPENSATION

As discussed above in this proxy statement, the Company’s Board appointed a Compensation Committee in November 2005. Prior to the creation of the Compensation Committee, the full Board handled compensation matters and the full Board provides this report.

The Company does not have any direct employees, and the Company’s executive officers are not compensated directly by the Company. The Company’s operations are conducted by the Management Company and its affiliates. A description of the fees and compensation that the Company pays to the Management Company and its affiliates is found in the “Certain Transactions” section below.

To date, no equity compensation awards have been made under the Company’s Employee and Trust Manager Incentive Share Plan. Any future awards under such plan would be subject to approval by vote of the Company’s Compensation Committee.

Allen R. Hartman Terry L. Henderson Jack L. Mahaffey Chris A. Minton Chand Vyas

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

The current terms of the compensation and fees that we pay to our affiliates, as well as certain other transactions with our affiliates, are as follows:

The Company’s day-to-day operations are strategically directed by the Board and implemented through the Management Company. The Company owns substantially all of its real estate properties through its Operating Partnership. Allen R. Hartman is the Company’s Chairman of the Board, President and Corporate Secretary, and also is the sole owner of the Management Company. Mr. Hartman was owed $47,478 and $47,386 in dividends payable on his common shares of beneficial interest in the Company at December 31, 2005 and 2004, respectively. Mr. Hartman owned 3.0%, 3.9% and 3.4% of the issued and outstanding common shares of beneficial interest of the Company as of December 31, 2005, 2004 and 2003, respectively. Terry L. Henderson, Chief Financial Officer and a trustee of the Company, also serves as Chief Financial Officer of the Management Company

Under the property management agreement effective September 1, 2004, the Company pays the Management Company the following amounts:

•
property management fees in an amount not to exceed the fees customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area; generally, the Company expects these fees to be between approximately two and four percent (2.0%-4.0%) of gross revenues for the management of commercial office buildings and approximately five percent (5.0%) of gross revenues for the management of retail and office-warehouse properties;

•
for the leasing of properties, a separate fee for the leases of new tenants and renewals of leases with existing tenants in a amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such areas; and

•
except as otherwise specifically provided, all costs and expenses incurred by the Management Company in fulfilling its duties for the account of and on behalf of the Company; such costs and expenses shall include the wages and salaries and other employee-related expenses of all on-site and off-site employees of the Management Company who are engaged in the operation, management, maintenance and leasing or access control of the Company’s properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.

Under an advisory agreement effective September 1, 2004, the Company pays the Management Company for asset management services a quarterly fee in an amount equal to one-fourth of 0.25% of the gross asset value calculated on the last day of each preceding quarter.

The Company incurred total management, partnership and asset management fees payable to the Management Company of $1,405,587, $1,339,822 and $1,232,127 for the years ended December 31, 2005, 2004 and 2003, respectively, of which $111,286 and $54,331 were payable at December 31, 2005 and 2004, respectively. The fees payable to the Management Company under the new agreements effective September 1, 2004 were not intended to be significantly different from those that would have been payable under the previous agreement. Upon actual calculation, the asset management fee under the new agreement was significantly higher. The Management Company waived the excess of the fee for the period September 1, 2004 through December 31, 2005, in perpetuity.

Under the provisions of the property management agreements, costs incurred by the Management Company for the management and maintenance of the properties are reimbursable by us to the Management Company. Such costs include expenses and costs relating to property management, construction management, maintenance and administrative personnel incurred on behalf of our properties; provided, however, that we will not reimburse the Management Company for its overhead, including salaries and expenses of centralized employees other than salaries or certain property management, construction management, maintenance and administrative personnel. At December 31, 2005, 2004 and 2003, $51,675, $188,772 and $288,305, respectively, was payable by the Company to the Management Company related to these reimbursable costs.

In consideration of leasing the properties, the Company also pays the Management Company leasing commissions of 6% for leases originated by the Management Company and 4% for expansions and renewals of existing leases based on Effective Gross Revenues from the properties as defined in the property management agreement. The Company incurred total leasing commissions to the Management Company of, $1,588,018, $952,756 and $978,398 for the years ended December 31, 2005, 2004 and 2003, respectively, of which $78,744 and $232,343 were payable at December 31, 2005 and 2004, respectively.

In connection with our ongoing best-efforts Offering described above under “Security Ownership of Certain Beneficial Owners and Management,” the Company reimburses the Management Company up to 2.5% of the gross selling price of all common shares sold for organization and offering expenses (excluding selling commissions and a dealer manager fee) incurred by the Management Company on behalf of the Company. As of December 31, 2005, an aggregate of $569,423 in such expenses reimbursable to the Management Company under this arrangement had been incurred pursuant to the Offering.

Also in connection with the ongoing Offering, the Management Company receives an acquisition fee equal to 2% of the gross selling price of all common shares sold for services in connection with the selection, purchase, development or construction of properties for the Company. As of December 31, 2005, an aggregate of $455,538 in acquisition fees payable to the Management Company had been incurred pursuant to the terms of this arrangement.

The Management Company paid the Company $110,042, $106,824 and $106,789 for office space in 2005, 2004 and 2003, respectively. Such amounts are included in rental income in the consolidated statements of income presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

In conjunction with the acquisition of certain properties in prior years, the Company assumed liabilities payable to the Management Company. The outstanding balance of $200,415 was paid in full at December 31, 2005. At December 31, 2004 and 2003, $200,415 was payable to the Management Company related to these liabilities.

Effective January 2002, Houston R.E. Income Properties XIV, L.P. (“Houston R.E. XIV”) contributed five properties to the Operating Partnership in exchange for OP Units. Houston R.E. XIV continued to own two additional properties, one of which was contributed to the Operating Partnership in October 2002 in exchange for OP Units. All of these properties secured a single loan, which was repaid by the Company in December 2002. Houston R.E. XIV agreed to pay the Company the portion of the loan repaid by the Company that was attributable to the last property held by Houston R.E. XIV. As of December 31, 2005, 2004 and 2003, Houston R.E. XIV owed the Company $3,493,217, $3,474,616 and $3,657,833, respectively. The loan is secured by the property and accrues interest at a rate of 2.5% over LIBOR and is payable upon demand. An affiliate of Mr. Hartman is the general partner of Houston R.E. XIV.

The Management Company owed the Company $130,863 and $327,046 as of December 31, 2004 and 2003, respectively, as a result of various transactions undertaken in the normal course of business. All of these transactions arose prior to 2000 between the Management Company and the Company or its predecessor entities. The outstanding balance of $130,863 was paid in full in January 2005.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to assure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

For the Board of Trustees

HARTMAN COMMERCIAL PROPERTIES REIT

Allen R. Hartman
Chairman of the Board, President and Corporate Secretary

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Allen R. Hartman and Terry L. Henderson, and each of them, with full power of substitution, as Proxies, to represent and vote all the common shares of beneficial interest of Hartman Commercial Properties REIT (the “Company”) held of record by the undersigned on April 1, 2006, at the Annual Meeting of Shareholders to be held on June 2, 2006, or any adjournment thereof, as designated hereon and in their discretion as to other matters.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all Nominees listed in Proposal 1. The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, the proxies will be voted in accordance with the best judgment of the proxy holders.

PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE MEETING [ ]

THE BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1.

1—Election of the following nominees to the Company’s Board:

[ ] FOR all Nominees listed at right (except as marked to the contrary)	[ ] WITHHELD for all Nominees listed at right	Nominees: Allen R. Hartman Terry L. Henderson Jack L. Mahaffey Chris A. Minton Chand Vyas
(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.)

2—Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

PLEASE MARK YOUR CHOICE LIKE THIS: [X]
IN BLUE OR BLACK INK.

Name: ____________________________	Dated: _____________________________________

Signature: __________________________________

Signature if held jointly: _______________________

Number of shares held: ________________________

Please mark, date and sign as your name appears above and return in the enclosed envelope.